Exhibit 99.1

Panbela Provides Business Update and Reports Q3 2024 Financial Results

MINNEAPOLIS, November 13, 2024 (GLOBE NEWSWIRE) -- Panbela Therapeutics, Inc. (OTCQB: PBLA), a clinical stage company developing disruptive therapeutics for the treatment of patients with urgent unmet medical needs, today provides a business update and reports financial results for the quarter ended September 30, 2024. As previously announced, management is hosting an earnings call today at 4:30 p.m. ET.

Q3 2024 and Recent Highlights:

●	Up to $12.0 million financing commitment secured from strategic investor, Nant Capital.
●	First patient enrolled in a Phase I dose escalation study to evaluate CPP-1X-S (eflornithine sachets) in STK11 mutant non-small cell lung cancer (NSCLC).

Jennifer K. Simpson, PhD, MSN, CRNP, President & CEO of Panbela, commented:

"The third quarter marked another period of significant advancement for Panbela, and momentum has continued into Q4, highlighted by a transformative $12.0 million strategic financing from Nant Capital. This new investment is a nod towards potential new scientific collaborations including combining our polyamine pathway targeting approach with cutting-edge immunotherapy platforms. Our Phase III ASPIRE trial continues to progress, and the previously noted lower event rate continues to suggest potential improved survival outcomes for patients, with interim analysis still on track for Q1 2025.

We're particularly encouraged by the expansion of our clinical programs, including the initiation of patient enrollment in our Phase I dose escalation study of CPP-1X-S in STK11 mutant non-small cell lung cancer. This new indication represents an important step in broadening the application of our polyamine metabolic inhibitor technology.

The momentum we've built across our clinical programs, coupled with the strategic investment from Nant Capital, allows us to continue advancing our mission of delivering meaningful therapeutic options to patients. As we approach several key milestones, including our ASPIRE trial interim analysis, we remain focused on efficient execution and creating value for our stockholders."

Patrick Soon-Shiong, M.D., Founder of Nant Capital and Executive Chairman, Founder and Global Chief Scientific and Medical Officer at ImmunityBio commented:

"As a surgeon on a life-long scientific quest to address pancreatic cancer, I recognize the compelling potential of orchestrating the activation of the patient’s immune system and the metabolic pathways as an evolutionary approach to address this difficult to treat cancer. By combining Panbela's polyamine metabolic inhibitor platform with our immunotherapy approaches, we may change the course of how we address many solid tumors. Their lead assets, ivospemin, eflornithine, and Flynpovi, target the polyamine pathway in ways that could complement our natural killer cell and killer T cell activation technology. Given the encouraging delay in survival data for the interim analysis in the Panbela pancreatic cancer trial, I believe the combination of immunotherapy and metabolic pathway platforms could create powerful synergies in enhancing patient outcomes. This strategic investment reflects our confidence in the potential of this multi-targeted approach to reset dysregulated biology and potentially enhance anti-tumor activity. The versatility of Panbela's technology platform, from cancer applications to metabolic conditions, presents exciting opportunities for future clinical development programs that could deliver meaningful benefits to patients."

Third Quarter ended September 30, 2024 Financial Results

General and administrative expenses were approximately $1.1 million in the quarter, nearly flat compared the same period last year.

Research and development expenses were approximately $6.0 million, compared to $6.7 million in the same period last year.

Net loss in the quarter was approximately $7.2 million, or $1.48 per diluted share, compared to a net loss of $7.8 million, or $53.74 per diluted share, in the same period last year.

Total cash was $142,000 as of September 30, 2024. This does not include any investment from Nant Capital as the agreement and initial loan were executed after September 30, 2024.

Total current assets were $5.2 million and current liabilities were $20.1 million as of the same date.

Notes payable, plus accrued interest, totaled approximately $6.9 million. The current portion of the notes payable plus accrued interest totaled approximately $3.7 million. Included in the current balance are promissory notes sold as bridge fundraising in the quarter ended September 30, 2024, which totaled $2.2 million.

Conference Call Information

Toll Free: 544-545-0320
International: 973-528-0002

Participant Access Code: 370494
Webcast Link: https://www.webcaster4.com/Webcast/Page/2556/51548

Conference Call Replay Information

Toll Free: 877-481-4010
International: 919-882-2331
Replay Passcode: 51548
Webcast Replay:  https://www.webcaster4.com/Webcast/Page/2556/51548

The replay will be available within approximately two hours after the completion of the call for approximately one year.

About our Pipeline
The pipeline consists of assets currently in clinical trials with an initial focus on familial adenomatous polyposis (FAP), first-line metastatic pancreatic cancer, neoadjuvant pancreatic cancer, colorectal cancer prevention, ovarian cancer, and diabetes. The combined development programs have a steady cadence of catalysts with programs ranging from pre-clinical to registration studies.

SBP-101 Ivospemin
Ivospemin is a proprietary polyamine analogue designed to induce polyamine metabolic inhibition (PMI) by exploiting an observed high affinity of the compound for pancreatic ductal adenocarcinoma and other tumors. It has shown signals of tumor growth inhibition in clinical studies of metastatic pancreatic cancer patients, demonstrating a median overall survival (OS) of 14.6 months and an objective response rate (ORR) of 48%, both exceeding what is typical for the standard of care of gemcitabine + nab-paclitaxel suggesting potential complementary activity with the existing FDA-approved standard chemotherapy regimen. In data evaluated from clinical studies to date, ivospemin has not shown exacerbation of bone marrow suppression and peripheral neuropathy, which can be chemotherapy-related adverse events. Serious visual adverse events have been evaluated and patients with a history of retinopathy or at risk of retinal detachment will be excluded from future SBP-101 studies. The safety data and PMI profile observed in the previous Panbela-sponsored clinical trials provide support for continued evaluation of ivospemin in the ASPIRE trial. For more information, please visit https://clinicaltrials.gov/study/NCT03412799 .

Flynpovi™
Flynpovi is a combination of CPP-1X (eflornithine) and sulindac with a dual mechanism inhibiting polyamine synthesis and increasing polyamine export and catabolism. In a Phase 3 clinical trial in patients with sporadic large bowel polyps, the combination prevented > 90% subsequent pre-cancerous sporadic adenomas versus placebo. Focusing on FAP patients with lower gastrointestinal tract anatomy in the recent Phase III trial comparing Flynpovi to single agent eflornithine and single agent sulindac, FAP patients with lower GI anatomy (patients with an intact colon, retained rectum or surgical pouch), Flynpovi showed statistically significant benefit compared to both single agents (p≤0.02) in delaying surgical events in the lower GI for up to four years. The safety profile for Flynpovi did not significantly differ from the single agents and supports the continued evaluation of Flynpovi for FAP.

CPP-1X Eflornithine
CPP-1X (eflornithine) is being developed as a single agent tablet or high dose power sachet for several indications including prevention of gastric cancer and recent onset Type 1 diabetes. Preclinical studies as well as Phase 1 or Phase 2 investigator-initiated trials suggest that CPP-1X treatment may be well-tolerated and has potential activity.

About Panbela
Panbela Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for patients with urgent unmet medical needs. Panbela’s lead assets are Ivospemin (SBP-101) and Flynpovi. Further information can be found at www.panbela.com . Panbela’s common stock is eligible for quotation on the OTCQB under the symbol “PBLA”.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements, “which can be identified by words such as: “anticipate,” “design,” “hope,” “may,” “plan,” and “will.” Examples of forward-looking statements include statements we make regarding timing of trials and results of collaborations with third parties and future studies. All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional capital, on acceptable terms or at all, required to implement our business plan; (ii) our lack of diversification and the corresponding risk of an investment in our Company and the corresponding risk of potential deterioration of our financial condition and results due to failure to diversify; (iii) our ability to obtain and maintain our listing on a national securities exchange; (iv) results, progress and success of our randomized Phase Ia/Ib and Phase II/III clinical trials; (v) our ability to demonstrate the safety and effectiveness of our product candidates: ivospemin ( SBP-101 ), Flynpovi, and eflornithine (CPP-1X); (vi) potential delays or risks to the success of our randomized Phase II/III clinical trial resulting from a termination in our relationship with our CRO; (vii) our ability to obtain regulatory approvals for our product candidates, SBP-101, Flynpovi and CPP-1X in the United States, the European Union or other international markets; (viii) the market acceptance and level of future sales of our product candidates, SBP-101, Flynpovi and CPP-1X ; (ix) the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates, SBP-101, Flynpovi and CPP-1X ; (x) the rate of progress in establishing reimbursement arrangements with third-party payors; (xi) the effect of competing technological and market developments; (xii) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and (xiii) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K , any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:
James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Media:
Tammy Groene
Panbela Therapeutics, Inc.
(952) 479-1196
IR@panbela.com

Panbela Therapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss (unaudited)

(In thousands, except share and per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Operating expenses:
General and administrative	$1,113	$1,107	0.5%	$3,422	$4,102	-16.6%
Research and development	6,052	6,739	-10.2%	18,570	14,501	28.1%
Operating loss	(7,165)	(7,846)	-8.7%	(21,992)	(18,603)	18.2%

Other income (expense):
Interest income	-	49	-100.0%	-	114	-100.0%
Gain on sale of intellectual property	-	400	-	775	400	-
Interest expense	(442)	(71)	522.5%	(564)	(245)	130.2%
Other income (expense)	435	(382)	-213.9%	203	(622)	-132.6%
Total other income (expense)	(7)	(4)	75.0%	414	(353)	-217.3%

Loss before income tax benefit	(7,172)	(7,850)	-8.6%	(21,578)	(18,956)	13.8%

Income tax benefit	-	19	-100.0%	139	167	-16.8%

Net loss	(7,172)	(7,831)	-8.4%	(21,439)	(18,789)	14.1%
Foreign currency translation adjustment	(422)	381	-210.8%	(204)	612	-133.3%
Comprehensive Loss	$(7,594)	$(7,450)	1.9%	$(21,643)	$(18,177)	19.1%

Basic and diluted net loss per share	$(1.48)	$(53.74)	-97.2%	$(5.00)	$(287.01)	-98.3%
Weighted average shares outstanding - basic and diluted	4,854,861	145,711	3231.8%	4,289,989	65,463	6453.3%

Panbela Therapeutics, Inc.

Consolidated Balance Sheets (unaudited)

(In thousands, except share amounts)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$142	$2,578
Prepaid expenses	109	299
CRO deposits	4,585	-
Income tax receivable	332	183
Total current assets	5,168	3,060
Other non-current assets	-	8,742
Total assets	$5,168	$11,802

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$10,950	$9,939
Accrued expenses	5,469	1,141
Accrued interest payable	523	238
Notes payable	2,200	-
Debt, current portion	1,000	1,000
Total current liabilities	20,142	12,318

Debt, net of current portion	3,194	4,194
Total non-current liabilities	3,194	4,194

Total liabilities	23,336	16,512

Stockholders' deficit:
Preferred stock, $0.001 par value; 10,000,000 authorized; no shares issued or outstanding as of September 30, 2024 and December 31, 2023	-	-
Common stock, $0.001 par value; 100,000,000 authorized; 4,854,931 and 480,095 issued as of September 30, 2024 and December 31, 2023 respectively; 4,854,861 and 480,025 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	5	-
Treasury Stock at cost; 70 shares at both of September 30, 2024 and December 31, 2023	(1)	(1)
Additional paid-in capital	128,223	120,043
Accumulated deficit	(146,936)	(125,497)
Accumulated comprehensive income	541	745
Total stockholders' deficit	(18,168)	(4,710)
Total liabilities and stockholders' deficit	$5,168	$11,802

Panbela Therapeutics, Inc.

Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(21,439)	$(18,789)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	103	699
Non-cash interest expense	523	172
Gain on sale of intellectual property	(775)	(400)
Changes in operating assets and liabilities:
Income tax receivable	(140)	(112)
Prepaid expenses and other current assets	(170)	(381)
Other non-current assets	4,516	(5,541)
Accounts payable	798	4,370
Accrued liabilities	4,091	(2,187)
Net cash used in operating activities	(12,493)	(22,169)

Cash flows from investing activities:
Proceeds from sale of intellectual property	775	400
Net cash provided by investing activities	775	400

Cash flows from financing activities:
Proceeds from public offering of common stock and warrants, net of fees and offering costs of $0.9 million and $2.1 million respectively	8,082	23,052
Cash paid for fractional shares	-	(9)
Proceeds from sale of promissory notes	2,200	-
Principal payments on notes	(1,000)	(1,650)
Net cash provided by financing activities	9,282	21,393

Effect of exchange rate changes on cash	-	(2)

Net change in cash	(2,436)	(378)
Cash and cash equivalents at beginning of period	2,578	1,285
Cash and cash equivalents at end of period	$142	$907

Supplemental disclosure of cash flow information:
Cash paid during period for interest	$279	$398